Exhibit 10.2
November 19, 2006
Kevin Condron, Curtis M. Scribner
TD Banknorth Inc.
P.O. Box 9540
2 Portland Square
Portland, ME 04112-9540
     Re: Employment Agreement
Dear Kevin and Curtis:
     As requested by The Toronto-Dominion Bank (“TD”) and TD Banknorth Inc., I hereby acknowledge and agree that neither the execution of the Agreement and Plan of Merger dated as of November 19, 2006 among TD Banknorth Inc., TD and Bonn Merger Co. (the “Merger Agreement”), nor the consummation of the transactions contemplated by the Merger Agreement (the “Merger”), together with any changes in job duties, status, or reporting responsibilities that are directly attributable to the Merger, TD Banknorth Inc. common stock no longer being registered under the Securities Exchange Act of 1934, as amended, or listed on a national securities exchange, or the reality that TD Banknorth Inc. will become a wholly owned subsidiary, will constitute a “Good Reason” or a “Change in Control” (or similar terms), as such terms are defined in my Employment Agreement with TD Banknorth Inc. dated August 25, 2004, as amended or in any compensation plans in which I participate (and that such agreements and arrangements will be hereby deemed modified to effect the foregoing).

Sincerely,

/s/ Peter J. Verrill

Peter J. Verrill
Accepted and Agreed by TD Banknorth Inc.

By:	/s/ William J. Ryan
Name: William J. Ryan
Title: Chairman & CEO